Exhibit 10.3

                         EMPLOYMENT AGREEMENT AMENDMENT

      EMPLOYMENT AGREEMENT AMENDMENT, entered into as of January 19, 2004 by and between BIB Holdings, Ltd. ("Employer" or the "Company"), a Nevada corporation with an office at 7409 Oak Grove Avenue, Las Vegas, Nevada 89117 and Jeffrey Kaplan ("Executive").

      Whereas     Employer  and  Executive  entered  into a  written  employment
                  agreement   dated  as  October  29,   2003  (the   "Employment
                  Agreement"); and

      Whereas     Employer  and  Executive   desire  to  amend  the   Employment
                  Agreement on the terms and conditions set forth in this amendment ("Amendment").

      In consideration of the facts mentioned above, and of the covenants and conditions set out below, the parties agree as follows:

      1. Employment. During the Term of Employment, as defined in Section 2, Employer agrees to employ Executive, as Executive Vice President and Chief Financial Officer, subject to the direction and control at all times by the Chairman of the Board and the Chief Executive Officer. Executive agrees to act in the foregoing capacity, in accordance with the terms and conditions contained in this Amendment and the Employment Agreement.

      2. Term. The term of Executive's employment shall commence on January 1, 2004 and continue until February 27, 2004 (the "Term").

      3. Compensation. Employer shall pay to Executive an prorated salary based on an annual base salary of $120,000. Employer shall pay to Executive additional gross payments of $5,000 on January 28, 2004 and February 11, 2004, representing the signing bonus due Executive under the Employment Agreement. Executive shall also receive 500,000 shares of the Company's common stock, to be registered as soon as possible but no later than 120 days from January 7, 2004.

      4. Benefits. During the Term of this Amendment, Executive is entitled to two (2) vacation days and one (1) personal day.

      5. Reversion to Employment Agreement. During the Term of this Amendment, Employer and Executive may agree in writing to revert back to the original Employment Agreement. In such event, this Amendment shall become null and void.

      6. Breach of Agreement. In the event of a breach of this Amendment by the Employer, Executive shall retain all rights and remedies available to him under the Employment Agreement.

ACCEPTED AND AGREED TO:

EMPLOYER:                               EXECUTIVE
BIB HOLDINGS, LTD.                      JEFFREY KAPLAN


/s/ Mark Binder                         /s/ Jeffrey Kaplan
-----------------------------------     ----------------------------------------
Mark Binder, Chairman of the Board      Jeffrey Kaplan